UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2013

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344		31-1029810
(Commission File Number)		(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH		43230
(Address of Principal Executive Offices)		(Zip Code)

(614) 415-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On October 10, 2013, L Brands, Inc. (the “Company”) announced and priced the public offering (the “Senior Notes Offering”) of $500 million aggregate principal amount of its 5.625% senior unsecured notes due 2023 (the “Senior Notes”). The Senior Notes are being offered pursuant to the prospectus supplement dated October 10, 2013, to the prospectus dated November 5, 2010, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-170406) filed with the Securities and Exchange Commission (the “SEC”) on November 5, 2010, as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on March 22, 2011.
The Company intends to use proceeds from the Senior Notes Offering, after the payment of fees and expenses, for repayment of its 5.250% senior unsecured notes due November 2014 at maturity and for general corporate purposes, including repayment of outstanding borrowings under its revolving credit facility to fund seasonal working capital, share repurchases and dividends.
Copies of the press releases announcing (i) the Senior Notes Offering and (ii) the pricing of the Senior Notes Offering, are filed herewith as Exhibit 99.1 and Exhibit 99.2 respectively.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 10, 2013 announcing the Senior Notes Offering.
99.2	Press Release dated October 10, 2013 announcing the pricing of the Senior Notes Offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.
(Registrant)

Date:	October 10, 2013	By:	/s/ DOUGLAS L. WILLIAMS
			Name:	Douglas L. Williams
			Title:	Executive Vice President and General Counsel*

* Mr. Williams is an executive vice president and the general counsel and has been duly authorized to sign on behalf of the Registrant.